Filed Pursuant to Rule 424(b)(3)

SEC Registration No. 333-197409

PROSPECTUS SUPPLEMENT

No. 3

to

Prospectus dated July 31, 2014

RESTORGENEX CORPORATION

11,633,885 Shares of Common Stock

This Prospectus Supplement No. 3 supplements the information provided in our Prospectus dated July 31, 2014, as previously supplemented and amended, which constitutes part of our registration statement on Form S-1 (No. 333-197409) relating to up to 11,633,885 shares of our common stock that may be offered for sale by the stockholders named in the Prospectus.

This Prospectus Supplement should be read in conjunction with that Prospectus, as previously supplemented and amended, which is required to be delivered with this Prospectus Supplement.  This Prospectus Supplement updates, amends and supplements the information included in the Prospectus, as previously supplemented and amended. If there is any inconsistency between the information in the Prospectus, as previously supplemented and amended, and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

This Prospectus Supplement includes our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 3, 2014.

All references in the Prospectus to “this prospectus” are amended to read “this prospectus (as supplemented and amended).”

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

You should rely only on the information contained in the Prospectus, as previously supplemented and amended, and as supplemented or amended by this Prospectus Supplement and any other prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should carefully consider the risk factors for our common stock, which are described in the Prospectus, as amended or supplemented.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is October 3, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

RESTORGENEX CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 E. Lake Cook Road, Suite 750 Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

(805) 229-1829

(Registrant’s telephone number, including area code)

1800 Century Park East, 6th Floor

Los Angeles California 90067

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On October 1, 2014, RestorGenex Corporation (the “Company”) entered into an indemnification agreement with each of its directors and officers (collectively, the “Indemnification Agreements”) pursuant to which the Company agreed to indemnify its directors and officers against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was a directors or officer of the Company.  The Company will be obligated to pay these amounts only if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company.  With respect to any criminal proceeding, the Company will be obligated to pay these amounts only if the director or officer had no reasonable cause to believe his or her conduct was unlawful.  The Indemnification Agreements also set forth procedures that will apply in the event of a claim for indemnification.

The foregoing description of the Indemnification Agreements is a summary of the material terms of the Indemnification Agreements, does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Indemnification Agreement copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting held on October 1, 2014, the Board of Directors (the “Board”) of the Company adopted Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), to be effective immediately upon their adoption by the Board. Upon their effectiveness, the Amended and Restated Bylaws replace and supersede in their entirety the then existing Bylaws of the Company (the “Prior Bylaws”).

Below is a brief description of the substantive amendments that were made to the Prior Bylaws. Among other changes to the Prior Bylaws, the Amended and Restated Bylaws:

•                                                   reflect the Company’s current corporate name and not the name of a predecessor entity;

•                                                   increase the flexibility of the Board to hold an annual meeting of stockholders at any place, either within or without the State of Nevada, and at any time, as may be determined by the Board as opposed to in Maricopa County, State of Arizona on a date during the month of May;

•                                                   increase the minimum time required to give notice of an annual meeting of stockholders from five (5) days to not less than ten (10) nor more than sixty (60) days before the date of the meeting and in the case of special meetings of stockholders from ten (10) days to not less than ten (10) nor more than sixty (60) days before the date of the meeting;

•                                                   eliminate the ability of stockholders to call a special meeting of stockholders;

•                                                   increase the quorum requirement to the presence, in person or by proxy duly authorized, of the holders of a majority of the voting power of the Company’s capital stock from 25% of the issued and outstanding shares of capital stock of the Company;

•                                                   impose advance notice and informational requirements for director nominations and stockholder proposals;

2

•                                                   add procedures regarding the conduct of meetings of stockholders and eliminate a requirement regarding the type and order of business to be considered at each regular meeting of the stockholders;

•                                                   change the provision regarding the determination of stockholders entitled to vote at meetings from ten (10) days preceding the date of the meeting to a date not more than sixty (60) nor less than ten (10) days before the date of the meeting as set by the Board;

•                                                   add voting requirement provisions consistent with current Nevada corporate law;

•                                                   add a provision permitting stockholder action without a meeting consistent with current Nevada corporate law;

•                                                   permit the participation by stockholders through electronic communications consistent with current Nevada corporate law;

•                                                   confirm that the Board may postpone or cancel any annual or special meeting of stockholders;

•                                                   set the number of directors within a range of one (1) to twelve (12), with the number to be determined by the Board from time to time, as opposed to a fixed number of directors at five (5);

•                                                   provide that director vacancies resulting from death, resignation, disqualification, removal or other causes and any newly created directorships shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum of the Board, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, as opposed to a vote of director or stockholders;

•                                                   increase the flexibility to hold Board meetings by reducing the notice period from a minimum of three (3) days to twenty-four (24) hours in the event of a special meeting and no notice for regular meetings for which the time and place have been fixed and by expanding the method of notice to include notice by telephone, e-mail or in person;

•                                                   add resignation and removal of director provisions consistent with current Nevada corporate law;

•                                                   add procedures regarding the conduct of Board meetings and eliminate a requirement regarding the type and order of business to be considered at each Board meeting;

•                                                   permit the participation by directors at meetings through electronic communications consistent with current Nevada corporate law;

•                                                   add a provision permitting Board action without a meeting consistent with current Nevada corporate law;

•                                                   add detail regarding the creation and authority of Board committees and their procedures consistent with current Nevada corporate law;

3

•                                                   eliminate provisions that prohibited Board compensation until such time as the Company is able to declare and pay dividends on its capital stock and required a unanimous vote of the Board to approve any director or executive officer salary or compensation and add a provision that the Board may establish the compensation of directors consistent with current Nevada corporate law;

•                                                   conform the officer titles and positions with those used by the Company;

•                                                   provide for uncertificated shares of capital stock;

•                                                   add more detail regarding how notice must be given to stockholders and directors consistent with current Nevada corporate law;

•                                                   eliminate a provision requiring the principal place of business of the Company to be in Phoenix, Arizona and add a provision giving the Company flexibility to have offices within and without the State of Nevada other than its registered office in the State of Nevada;

•                                                   eliminate a provision requiring a corporate seal and all agreements and contracts to have the corporate seal affixed thereto;

•                                                   add a new provision to require that, unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, will be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (b) any action asserting a claim of breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of the NRS Chapters 78 or 92A or the Articles of Incorporation or Amended and Restated Bylaws, as amended from time to time or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, force or determine the validity of the Articles of Incorporation or Amended and Restated Bylaws; and to provide that any person or entity acquiring any interest in shares of capital stock of the Company is deemed to have notice of and consented to the foregoing provision; and

•                                                   revise the amendment provision to provide that the Amended and Restated Bylaws may be amended or repealed by a vote of a majority of the directors then in office as opposed to the current requirement of a vote of not less than all of the entire Board or may be amended by the holders of at least 66-2/3% of the voting power of outstanding shares of capital stock entitled to vote generally in the election of directors as opposed to the current requirement of a vote or consent in writing signed by the holders of 51% of the issued and outstanding capital stock.

The Amended and Restated Bylaws also include a number of clerical, technical, conforming and clarifying changes.

The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this report and incorporated herein by reference.

4

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of RestorGenex Corporation (filed herewith)

10.1	Form of Indemnification Agreement between RestorGenex Corporation and Each of its Directors and Officers (filed herewith)

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2014	RESTORGENEX CORPORAITON

	By:	/s/ Tim Boris
	Name:	Tim Boris
	Title:	Vice President, General Counsel and Secretary

6

RESTORGENEX CORPORATION

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

3.1	Amended and Restated Bylaws of RestorGenex Corporation	Filed herewith

10.1	Form of Indemnification Agreement between RestorGenex Corporation and Each of its Directors and Officers	Filed herewith

7

Exhibit 3.1

AMENDED AND RESTATED

BYLAWS
OF
RESTORGENEX CORPORATION

ARTICLE I
OFFICES

1.1                               Registered Office.  The address of the registered office of RestorGenex Corporation (the “Corporation”) in the State of Nevada shall be 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074-7722.  The name of the registered agent of the Corporation at that address is Incorp Services, Inc.

1.2                               Other Offices.  The Corporation may have other offices, both within and without the State of Nevada, as the Board of Directors of the Corporation (the “Board of Directors”), from time to time, shall determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS’ MEETINGS

2.1                               Place of Meetings.  Meetings of the stockholders of the Corporation may be held at any place, either within or without the State of Nevada, as may be determined from time to time by the Board of Directors.  In the absence of any such designation or determination, meetings of the stockholders of the Corporation shall be held at the Corporation’s principal executive office. The Board of Directors may, in its sole discretion, determine that any meeting of the stockholders shall be held by means of electronic communications or other available technology in accordance with Section 2.13 and applicable provisions of the Nevada Revised Statutes (as amended from time to time, the “NRS”).

2.2                               Annual Meetings.

(a)                                 The annual meeting of the stockholders of the Corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.  Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice with respect to such meeting; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in the following subsection (b), who is entitled to vote at the meeting and who complied with the notice procedures set forth below in this Section 2.2.

(b)                                 At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.2(a)(iii) above, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation; (ii) such other business must be a proper matter for stockholder action under the NRS; and (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice (as defined below in Section 2.2(d)(iii)(C)(2)), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law or the Corporation’s Articles of Incorporation (as the same may be amended and/or restated from time to time, the “Articles of Incorporation”) or these Bylaws (as the same may be amended and/or restated from time to time, the “Bylaws”) to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice.

(c)                                  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting; provided, however, that in the event (i) the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting; (ii) no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting; or (iii) the Corporation did not hold an annual meeting in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(d)                                 Such stockholder’s notice shall set forth:

(i)                                     as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (as amended from time to time, the “1934 Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(ii)                                  as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(iii)                               as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(A)                               the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner;

(B)                               (1) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner; (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation; (4) any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) held directly or indirectly by such stockholder and such beneficial owner; (5) any rights to dividends on the shares of the Corporation owned beneficially and of record by such stockholder and such beneficial owner that are separated or separable from the underlying shares of the Corporation; (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (7) any performance-related fees (other than an asset-based fee) that such stockholder or such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, in each case including without limitation any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date);

(C)                               any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder, including without limitation:

(1)                                 a description of all arrangements or understandings between the stockholder or beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; and

(2)                                 whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Corporation’s voting shares required under applicable law or the Articles of Incorporation or these Bylaws to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(e)                                  Notwithstanding anything in Section 2.2(c) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or thirty (30) days after such anniversary date, at least seventy (70) days prior to such annual meeting) a stockholder’s notice required by this Section 2.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(f)                                   Only such persons who are nominated in accordance with the procedures set forth in this Section 2.2 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.2.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(g)                                  Notwithstanding the foregoing provisions of this Section 2.2, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(h)                                 For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Reuters or comparable national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

2.3                               Special Meetings.

(a)                                 Unless otherwise provided in the Articles of Incorporation, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, only by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office, and shall be held at such place, on such date and at such time as determined by the Board of Directors.

(b)                                 If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, to the Secretary of the Corporation.  No business may be transacted at such special meeting otherwise than specified in such notice.  The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request.  Upon determination of the time and place of the meeting, the Secretary shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 2.4 of these Bylaws.  Nothing contained in this subsection (b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

(c)                                  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in these Bylaws who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.3(c).  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice otherwise required by Section 2.2 of these Bylaws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(d)                                 Unless the Articles of Incorporation provide otherwise, any special meeting of the stockholders may be cancelled by resolution duly adopted by a majority of the directors then in office upon public notice given prior to the date previously scheduled for such meeting of stockholders.

2.4                               Notice of Meetings.

(a)                                 Except as otherwise provided by law, notice, given in writing, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour of the meeting, the means of electronic communication, if any, by which the stockholders or the proxies thereof shall be deemed to be present and vote and, in the case of a special meeting, the purpose or purposes of the meeting. The notice shall be delivered in accordance with, and shall contain or be accompanied by such additional information as may be required by, the NRS, including, without limitation, NRS 78.379, 92A.120 or 92A.410.

(b)                                 Notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation and otherwise is given when delivered.

(c)                                  The written certificate of an individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached thereto, the date the notice was mailed or personally delivered to the stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice and, in the absence of fraud, an affidavit of the individual signing a notice of a meeting that the notice thereof has been given by a form of electronic transmission shall be prima facie evidence of the facts stated in the affidavit.

(d)                                 Any stockholder may waive notice of any meeting by a signed writing or by transmission of an electronic record, either before or after the meeting. Such waiver of notice shall be deemed the equivalent of the giving of such notice.

2.5                               Determination of Stockholders of Record.

(a)                                 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any postponement of any meeting of stockholders to a date not more than sixty (60) days after the record date or to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and must fix a new record date if the meeting is adjourned to a date more than sixty (60) days later than the date set for the original meeting.

(b)                                 The Board of Directors may adopt a resolution prescribing a date upon which the stockholders of record entitled to give written consent pursuant to NRS 78.320 must be determined. The date prescribed by the Board of Directors may not precede or be more than ten (10) days after the date the resolution is adopted by the Board of Directors. If the Board of Directors does not adopt a resolution prescribing a date upon which the stockholders of record entitled to give written consent pursuant to NRS 78.320 must be determined and: (i) no prior action by the Board of Directors is required by the NRS before the matter is submitted for consideration by the stockholders, the date will be the first date on which any stockholder delivers to the Corporation such consent signed by the stockholder; (ii) prior action by the Board of Directors is required by the NRS before the matter is submitted for consideration by the stockholders, the date will be at the close of business on the day the Board of Directors adopts the resolution.

2.6                               Quorum.

(a)                                 At all meetings of the stockholders, except where otherwise provided by law, the Articles of Incorporation or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the voting power of the Corporation’s capital stock, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, shall constitute a quorum for the transaction of business at any meeting.  Where a separate vote by a class or classes or series is required, except where otherwise provided by law or by the Articles of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter.

(b)                                 In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the voting power represented thereat, but no other business shall be transacted at such meeting.  The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.7                               Adjournment and Notice of Adjourned Meetings.  Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by vote of the holders of a majority of the voting power represented thereat. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than sixty (60) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8                               Voting.  Unless otherwise provided in the NRS, the Articles of Incorporation, or in the resolution providing for the issuance of the stock adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of the Articles of Incorporation, every stockholder of record of the Corporation, or such stockholder’s duly authorized proxy, is entitled at each meeting of stockholders thereof to one (1) vote for each share of stock standing in his or her name on the records of the Corporation. Except as otherwise provided in the NRS, other applicable law, the Articles of Incorporation or these Bylaws, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless voting by classes or series is required for any action of the stockholders by the laws of the State of Nevada, the Articles of Incorporation or these Bylaws, in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes cast at the election.

2.9                               Voting Rights.  For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the Corporation on the record date, as provided in Section 2.5 of these Bylaws, shall be entitled to vote at any meeting of stockholders.  Every person entitled to vote shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with the NRS.  An agent so appointed need not be a stockholder.  No proxy shall be voted after six (6) months from its date of creation unless the proxy provides for a longer period, which may not exceed seven (7) years from the date of its creation.

2.10                        Joint Owners of Stock.  If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his or her act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally.

2.11                        List of Stockholders.  The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

2.12                        Action Without Meeting.  Unless otherwise provided in the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

2.13                        Organization.

(a)                                 At every meeting of stockholders, (i) the Chairman of the Board of Directors or, if a Chairman of the Board of Directors has not been appointed or is absent, (ii) the Vice Chairman of the Board of Directors, if any, or, if the Vice Chairman of the Board of Directors is absent or there is no Vice Chairman of the Board of Directors, (iii) the Chief Executive Officer or, if the Chief Executive Officer is absent, (iv) such person as the Chairman of the Board of Directors shall appoint or, if such Chairman has not been appointed, (v) any officer of the Corporation chosen by the Board of Directors, shall act as chairman of the meeting.  The individual acting as chairman of the meeting may delegate any or all of his or her authority and responsibilities as such to any director or officer of the Corporation present in person at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)                                 The chairman of the meeting may appoint one or more inspectors of elections. The inspector or inspectors may (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the number of shares represented at a meeting and the validity of proxies or ballots; (iii) count all votes and ballots; (iv) determine any challenges made to any determination made by the inspector(s); and (v) certify the determination of the number of shares represented at the meeting and the count of all votes and ballots.

(c)                                  The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of the stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of the stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

2.14                        Meetings Through Electronic Communications. Unless otherwise restricted by the Articles of Incorporation or Bylaws, stockholders may participate in a meeting of stockholders through electronic communications, videoconferencing, teleconferencing or other available technology to the extent permitted by the NRS, provided, the Corporation has implemented reasonable measures to: (a) verify the identity of each person participating through such means as a stockholder; and (b) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meetings in a substantially concurrent manner with such proceedings.  Participation in a meeting pursuant to this Section 2.14 constitutes presence in person at the meeting.

2.15                        Postponement and Cancellation of Meeting.  Any previously scheduled annual or special meeting of stockholders may be postponed, and any previously scheduled annual or special meeting of stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting.

ARTICLE III
DIRECTORS

3.1                               General Powers.  The business of the Corporation shall be managed under the direction of the Board of Directors, except as otherwise provided in Chapter 78 of the NRS or the Articles of Incorporation. The Board of Directors may adopt such rules and procedures, not inconsistent with the Articles of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation, except as may be otherwise provided by statute or by the Articles of Incorporation.

3.2                               Number, Term of Office and Qualifications.  The Board of Directors shall consist of at least one (1) individual and not more than twelve (12) individuals, with the number of directors within the foregoing fixed minimum and maximum established and changed from time to time solely by resolution adopted by the Board of Directors without amendment to these Bylaws or the Articles of Incorporation. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal. Directors need not be stockholders unless so required by the Articles of Incorporation. Each director must be a natural person at least 18 years of age.

3.3                               Vacancies.  Unless otherwise provided in the Articles of Incorporation and subject to the rights of the holders of any series of preferred stock then outstanding, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

3.4                               Resignation.  Any director may resign at any time by delivering his or her written notice to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors.  If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. Verbal resignation shall not be deemed effective until confirmed by the director in writing to the Secretary.  When one or more directors shall resign from the Board of Directors effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

3.5                               Removal.  Subject to any rights of the holders of preferred stock, if any, and except as otherwise provided in the NRS, any director may be removed from office with or without cause by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock of the Corporation entitled to vote generally in the election of directors (voting as a single class). No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.6                               Meetings.

(a)                                 Unless otherwise restricted by the Articles of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Nevada which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.

(b)                                 Unless otherwise restricted by the Articles of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Nevada whenever called by the Chairman of the Board of Directors, the Chief Executive Officer, or any two of the directors then in office.

(c)                                  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any member of the Board of Directors, or of any committee thereof, may participate in a meeting through electronic communications, videoconferencing, teleconferencing or other available technology to the extent permitted by the NRS, provided the Corporation has implemented reasonable measures to verify the identity of each person participating through such means as a director or member of the governing body or committee, as the case may be; and provide the directors or members a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members, as the case may be, including an opportunity to communicate and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings.  Participation in a meeting pursuant to this Section 3.6(c) constitutes presence in person at the meeting.

(d)                                 Notice of the time and place of all special meetings of the Board of Directors shall be given to each director (i) by giving notice to such director in person or by telephone, including a voice messaging system or other system designed to record and communicate messages, during normal business hours, at least twenty-four (24) hours before the meeting; (ii) by sending a telegram or delivering notice by facsimile transmission, by electronic mail or by hand, to such director at his or her last known business or home address, during normal business hours, at least twenty-four (24) hours before the meeting; or (iii) by mailing notice, via first class United States mail, to such director at his or her last known business or home address at least three (3) days in advance of the meeting.  Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Notice of a special meeting of the Board of Directors need not specify the purpose of the meeting.

(e)                                  The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice.  All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any written waiver of notice.

3.7                               Quorum and Voting.

(a)                                 Unless the Articles of Incorporation require a greater number, a quorum of the Board of Directors shall consist of a majority of the directors then in office.  At any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b)                                 At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present at the meeting, unless a different vote be required by law, the Articles of Incorporation or these Bylaws.

3.8                               Action Without Meeting.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if before or after the action, a written consent thereto is signed by all the members of the Board of Directors, or of the committee thereof, except that as provided under Nevada law, such written consent is not required to be signed by: (a) a common or interested director who abstains in writing from providing consent to the action; or (b) a director who is a party to an action, suit or proceeding who abstains in writing from providing consent to the action of the Board of Directors or committee. The written consent may be signed manually or electronically (or by any other means then permitted under the NRS), and may be so signed in counterparts, including, without limitation, facsimile or email counterparts, and shall be filed with the minutes of the proceedings of the Board of Directors or committee.

3.9                               Fees and Compensation.  The Board of Directors, without regard to personal interest, may establish the compensation of directors for services in any capacity. If the Board of Directors establishes the compensation of directors pursuant to this Section 3.9, such compensation is presumed to be fair to the Corporation unless proven unfair by a preponderance of the evidence.

3.10                        Committees.

(a)                                 The Board of Directors may, from time to time, appoint such committees as may be permitted by law. Such committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but no committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the NRS to be submitted to stockholders for approval; or (ii) adopting, amending or repealing any provision of these Bylaws.

(b)                                 The Board of Directors, subject to any requirements of any outstanding series of preferred stock and the provisions of subsections (a) and (b) of this Section 3.10, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee.  The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors.  The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c)                                  Unless the Board of Directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Section 3.10 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter.  Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors.  Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

3.11                        Organization.  At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman of the Board of Directors has not been appointed or is absent, the Vice Chairman of the Board of Directors, or if a Vice Chairman of the Board of Directors has not been appointed or is absent, the Chief Executive Officer (if a director), or if the Chief Executive Officer is absent, or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting.  The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE IV
OFFICERS

4.1                               Positions; Election and Qualification.  The officers of the Corporation shall be elected annually by the Board of Directors and shall include a President or Chief Executive Officer (“Chief Executive Officer”), a Chief Financial Officer, a Treasurer and a Secretary. The Board of Directors, in its discretion, may also elect a Chairman (who must be a director), one or more Vice Chairmen (who must be directors) and one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and other officers. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate.  Any two or more offices may be held by the same person. No officer need be a stockholder.

4.2                               Term.  Each officer of the Corporation shall hold office at the pleasure of the Board of Directors and until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal, subject to the rights, if any, of an officer under contract of employment.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. The election or appointment of an officer shall not of itself create contract rights.

4.3                               Duties.

(a)                                 The Chairman of the Board of Directors shall, if present, preside at meetings of the Board of Directors and stockholders and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws.

(b)                                 Subject to such supervisory powers, if any, as the Board of Directors may give to the Chairman of the Board of Directors, the Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation and shall report directly to the Board of Directors.  All other officers, officials, employees and agents shall report directly or indirectly to the Chief Executive Officer.  The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect.

(c)                                  In the absence or disability of the Chief Executive Officer, the Vice President(s), if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.  The Vice President(s) shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the Chairman of the Board of Directors, the Chief Executive Officer. The Board of Directors may designate one or more Executive Vice Presidents or Senior Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents.

(d)                                 The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings. The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors or Chief Executive Officer. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Board of Directors and Chief Executive Officer, whenever they request, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. In lieu of any contrary resolution duly adopted by the Board of Directors, the Chief Financial Officer shall also be the Treasurer of the Corporation.

(e)                                  The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation, or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of the Board of Directors, and stockholders.  The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders, the Board of Directors and any committee(s) of the Board of Directors, required to be given by law or by these Bylaws. The Secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

(f)                                   The Vice Chairman of the Board, if any, shall, in the absence of the Chairman of the Board, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

(g)                                  The Assistant Secretary(ies), if any, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

(h)                                 The Assistant Treasurer(s), if any, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Chief Financial Officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

4.4                               Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

4.5                               Resignations.  Any officer may resign at any time by giving written notice to the Chairman of the Board, or to the Chief Executive Officer or to the Secretary.  Verbal resignation shall not be deemed effective until confirmed by the officer in writing to the Chairman of the Board, Chief Executive Officer or Secretary.  Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time.  Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

4.6                               Removal.  Subject to the rights, if any, of an officer under contract of employment, any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE V
EXECUTION OF CORPORATE INSTRUMENTS AND VOTING
OF SECURITIES OWNED BY THE CORPORATION

5.1                               Execution of Corporate Instruments.  The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation. All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

5.2                               Voting of Securities Owned by the Corporation.  All stock and other securities of other Corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or any Vice President.

ARTICLE VI
SHARES OF STOCK

6.1                               Form and Execution of Certificates.

(a)                                 Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by officers or agents designated by the Board of Directors for the purpose, certifying the number of shares of stock owned by such holder in the Corporation; provided, however, that the Board of Directors may authorize the issuance of uncertificated shares of some or all of any or all classes or series of the Corporation’s stock. Any such issuance of uncertificated shares shall have no effect on existing certificates for shares until such certificates are surrendered to the Corporation, or on the respective rights and obligations of the stockholders. Whenever such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk and by a registrar (other than the Corporation), then a facsimile of the signatures of any corporate officers or agents, the transfer agent, transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. In the event that any officer or officers who have signed, or whose facsimile signatures have been used on any certificate or certificates for stock cease to be an officer or officers because of death, resignation or other reason, before the certificate or certificates for stock have been delivered by the Corporation, the certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates, or whose facsimile signature or signatures have been used thereon, had not ceased to be an officer or officers of the Corporation. The Board of Directors may designate the Corporation’s transfer agent as an agent of the Corporation with authority to sign the certificate in the name of the Corporation certifying the number of shares of stock owned by a holder of the Corporation’s stock.

(b)                                 Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written statement certifying the number of shares owned by such owner in the Corporation and, to the extent required by law, at least annually thereafter, the Corporation shall provide to such stockholders of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent. Except as otherwise expressly provided by the NRS, the rights and obligations of the stockholders shall be identical whether or not their shares of stock are represented by certificates.

(c)                                  Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Corporation’s organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; and the par value of each share, if any, represented by such certificate or a statement that the shares are without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid. In addition to the above, all certificates evidencing shares of the Corporation’s stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the NRS and/or such other federal, state or local laws or regulations then in effect.

6.2                               Transfers of Stock. Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares. To the extent designated by the Chief

Executive Officer, the Chief Financial Officer or any Vice President of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.  The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the NRS.

6.3                               Transfer Agents and Registrars.  The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

6.4                               Lost, Stolen or Destroyed Certificates.  A new certificate or certificates or uncertificated shares shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates or uncertificated shares, the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Corporation in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.5                               Fixing Record Dates.

(a)                                 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any postponement of any meeting of stockholders to a date not more than sixty (60) days after the record date or to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting and must fix a new record date if the meeting is adjourned to a date more than sixty (60) days later than the date set for the original meeting.

(b)                                 The Board of Directors may adopt a resolution prescribing a date upon which the stockholders of record entitled to give written consent pursuant to NRS 78.320 must be determined. The date prescribed by the Board of Directors may not precede or be more than ten (10) days after the date the resolution is adopted by the Board of Directors. If the Board of Directors does not adopt a resolution prescribing a date upon which the stockholders of record entitled to give written consent pursuant to NRS 78.320 must be determined and: (i) no prior action by the Board of Directors is required by the NRS before the matter is submitted for consideration by the stockholders, the date will be the first date on which any stockholder delivers to the Corporation such consent signed by the stockholder; (ii) prior action by the Board of Directors is required by the NRS before the matter is submitted for consideration by the stockholders, the date will be at the close of business on the day the Board of Directors adopts the resolution

(c)                                  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

6.6                               Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VII
OTHER SECURITIES OF THE CORPORATION

7.1                               Execution of Other Securities.  All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Section 6.1), may be signed by the Chairman, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal, if any, may be impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and, if applicable, attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons.  Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person.  In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

ARTICLE VIII
DIVIDENDS

8.1                               Declaration of Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation and applicable law.

8.2                               Dividend Reserve.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX
GENERAL PROVISIONS

9.1                               Fiscal Year.  The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

9.2                               Corporate Seal.  The Corporation may, but need not, have a corporate seal.  In the event the Corporation has a seal, the seal need not be affixed for any contract, resolution or other document executed by or on behalf of the Corporation to be valid and duly authorized.

9.3                               Notices.

(a)                                 Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be delivered personally, mailed postage prepaid or delivered as provided in NRS 75.150 to each stockholder of record.

(b)                                 Any notice required to be given to any director may be given by any method stated in Section 3.6. Notice sent through registered or certified mail, return receipt requested, shall be sent to such address as the director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c)                                  Notice may be delivered by electronic transmission if: (i) consented to by the recipient; and (ii) the electronic transmission contains or is accompanied by information from which the recipient can determine the date of the transmission (such as, for example, electronic mail or facsimile). Any consent to receive notice by electronic transmission may be revoked by the person who consented by written or electronic notice to the person to whom the consent was delivered. Any such consent is deemed revoked if:

(i) the person is unable to receive two consecutive electronic transmissions given by the Company in accordance with such consent; and (ii) such inability becomes known to the Secretary of the Company or other person responsible for the giving of notice. The inadvertent failure to treat any such inability as a revocation does not invalidate any meeting or other action.

(d)                                 An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or an agent of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(e)                                  Notice shall be deemed effective: (i) if personally delivered, when given directly to the recipient or when left at the residence or usual place of business of the recipient; (ii) if sent by registered or certified mail, return receipt requested, the date shown on the return receipt signed by or on behalf of the addressee; (iii) if given by electronic transmission, when (A) it enters an information processing system that the recipient has designated or uses for the purpose of receiving electronic transmissions of the type sent, and (B) it is in a form ordinarily capable of being processed by that system. Consistent with the foregoing and by way of example, notice by electronic transmission shall be deemed effective: (i) if given by facsimile, when directed to a number at which the recipient has consented to receive notice; and (ii) if given by electronic mail, when directed to an electronic mail address at which the recipient has consented to receive notice. An electronic transmission shall be deemed received under this Section 9.3(e) even if no natural person is aware of its receipt. In the absence of fraud, an affidavit of the Secretary of the Company that the notice has been given by a form of electronic transmission is prima facie evidence of the facts stated in the affidavit.

(f)                                   It shall not be necessary that the same method of giving notice be employed in respect of all stockholders or directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(g)                                  The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him or her in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

(h)                                 Whenever notice is required to be given, under any provision of law or of the Articles of Incorporation or Bylaws of the Corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the NRS, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(i)                                     Whenever notice is required to be given, under any provision of law or the Articles of Incorporation or Bylaws of the Corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings; or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his or her address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his or her then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the NRS, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

(j)                                    For purposes of these Bylaws, “electronic transmission” means any form or process of communication not directly involving the physical transfer of paper or another tangible medium which: (i) is suitable for the retention, retrieval and reproduction of information by the recipient; and (ii) is retrievable and reproducible in paper form by the recipient through an automated process used in conventional commercial practice. The term “electronic transmission” shall include, without limitation, facsimile and electronic mail.

9.4                               Construction.  Unless the context requires otherwise, the general provisions, rules of construction and definitions in the NRS shall govern the construction of these Bylaws.  The singular number includes the plural, and the plural number includes the singular.  All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine and/or neuter, as the identity of the person or persons so designated may require.

9.5                               Conflict With Applicable Law or Articles of Incorporation.  These Bylaws are adopted subject to any applicable law and the Articles of Incorporation.  Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

ARTICLE X
INDEMNIFICATION AND PAYMENT OF EXPENSES

10.1                        Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including without limitation attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection with any Proceeding; provided, that the Indemnitee either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation shall not indemnify an Indemnitee for any claim, issue or matter as to which the Indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for any amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such amounts as the court deems proper.

10.2                        Payment of Expenses.  The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article X or otherwise. To the extent that an Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

10.3                        Former Directors, Officers, Employees and Agents.  Indemnification pursuant to this Article X shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Corporation or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or a director, officer, employee, agent, partner, member, manager or fiduciary of, or to serve in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise and shall inure to the benefit of his or her heirs, executors and administrators.

10.4                        Claims.  If a claim for indemnification (following the final disposition of the Proceeding with respect to which indemnification is sought, including any settlement of such Proceeding) or advancement of expenses under this Article X is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law.  In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under this Article X and applicable law.

10.5                        Non-Exclusivity of Rights.  The rights conferred on any Indemnitee by this Article X shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, any other provision of the Articles of Incorporation, these Bylaws, or any agreement, vote of stockholders or disinterested directors or otherwise.

10.6                        Insurance or Other Financial Arrangements.  The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, for any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this Article X, the NRS or otherwise. The other financial arrangements which may be made by the Corporation may include the following (i) the creation of a trust fund; (ii) the establishment of a program of self-insurance; (iii) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (iv) the establishment of a letter of credit, guarantee or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to advancement of expenses or indemnification ordered by a court. Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 10.6 may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation. In the absence of fraud, (i) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 10.6 and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (ii) the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his or her action; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

10.7                        Amendment or Repeal.  Any right to indemnification or to advancement of expenses of any Indemnitee arising hereunder shall not be eliminated or impaired by an amendment to or repeal of this Article X after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

10.8                        Saving Clause.  If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent to the fullest extent not prohibited by any applicable portion of this Article X that shall not have been invalidated, or by any other applicable law.  If this Article X shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director, officer, employee and agent to the fullest extent under any other applicable law.

ARTICLE XI
EXCLUSIVE JURISDICTION FOR CERTAIN ACTIONS

11.1                        Exclusive Jurisdiction for Certain Actions.  To the fullest extent permitted by law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf; (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation or these Bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Bylaws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII
AMENDMENTS

12.1                        Amendments.  The Board of Directors is expressly empowered to adopt, amend or repeal these Bylaws or to adopt new Bylaws of the Corporation. Any adoption, amendment or repeal of these Bylaws or the adoption of new Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the directors then in office.  Notwithstanding the foregoing, the stockholders of the Corporation shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Articles of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

Adopted as of October 1, 2014

Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT is made as of the          day of                           , 2014, by and between RestorGenex Corporation, a Nevada corporation (the “Company”), and                                  (“Indemnitee”), a director and/or officer of the Company.

WHEREAS, the Company believes it is essential that the Company retain and attract as directors and officers the most capable persons available;

WHEREAS, the Company’s Amended and Restated Articles of Incorporation (the “Articles”) and By-laws (the “By-laws”) provide that the Company will indemnify its directors and officers to the fullest extent permitted by law;

WHEREAS, Nevada Revised Statutes 78.7502, 78.751 and 78.752 set forth provisions providing for the mandatory and permissive indemnification of, and advancement of expenses to, directors and officers of a Nevada corporation and are specifically not exclusive of other indemnification rights to which those indemnified may be entitled under any charter provision, bylaw, agreement, vote of stockholders or disinterested directors or otherwise;

WHEREAS, the Company would like for Indemnitee to exercise his or her best judgment in the performance of his or her duties or in his or her service to the Company or any of its subsidiaries or any other business entity or employee benefit plan to which Indemnitee renders services at the request of the Company, without undue concern for claims for damages arising out of or related to the performance of those duties or for expenses related to such claims;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, and Indemnitee’s reliance on the Articles and By-laws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by the Articles and By-laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Articles and By-laws or any change in the composition of the Company’s Board of Directors or any acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies; and

WHEREAS, the Company desires Indemnitee to serve or continue to serve as director and/or officer of the Company, and the Indemnitee desires to serve or continue to serve as director and/or officer of the Company, based in part on the provisions set forth in this Agreement.

NOW THEREFORE, the Company and Indemnitee do hereby agree as follows:

1.                                      Agreement to Serve.  Indemnitee agrees to serve or continue to serve as director and/or officer of the Company for so long as he or she is duly elected or appointed or until his or her earlier death, resignation or removal. Nothing in this Agreement shall confer upon the Indemnitee the right to continue in the employ of the Company or any subsidiary or as a director

1

of the Company or affect the right of the Company to terminate the Indemnitee’s employment or service at any time in the sole discretion of the Company, with or without cause, subject to any contract rights of the Indemnitee created or existing otherwise than under this Agreement.

2.                                      Definitions.  As used in this Agreement:

(a)                                 The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, and any appeal therefrom.

(b)                                 The term “Corporate Status” shall mean the status of a person who is or was a director and/or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(c)                                  The term “Expenses” shall include, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, reasonable travel expenses approved in advance by the Company, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with investigations, judicial or administrative proceedings or appeals, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters.

(d)                                 The term “Change in Control” shall mean the occurrence of any one or more of the following: (i) the accumulation (if over time, in any consecutive twelve (12) month period), whether directly, indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of 50.1% or more of the shares of the outstanding common stock of the Company, whether by merger, consolidation, sale or other transfer of shares of the Company’s common stock (other than a merger or consolidation where the stockholders of the Company prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation), (ii) a sale of all or substantially all of the assets of the Company or (iii) during any period of twelve (12) consecutive months, the individuals who, at the beginning of such period, constitute the Company’s Board of Directors, and any new director whose election by the Company’s Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Company’s Board of Directors; provided, however, that the following acquisitions shall not constitute a Change of Control for the purposes of this Agreement: (A) any acquisitions of the Company’s common stock or securities convertible, exercisable or exchangeable into the Company’s common stock directly from the Company or (B) any acquisition of the Company’s common stock or securities

2

convertible, exercisable or exchangeable into the Company’s common stock by any employee benefit plan (or related trust) sponsored by or maintained by the Company.

(e)                                  The term “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 11 of this Agreement, who shall not have otherwise performed services for the Company or Indemnitee within the last five (5) years (other than with respect to matters in which such counsel was engaged as Independent Legal Counsel concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements with the Company).

(f)                                   References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

3.                                      Indemnification in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

4.                                      Indemnification in Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses and, to the extent permitted by law, judgment, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner which

3

Indemnitee reasonably believed to be in, or not opposed to, the best interests or the Company, except that no indemnification shall be made under this Section 4 in respect to any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that a court of proper jurisdiction shall determine upon application that in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall deem proper.

5.                                      Exceptions to Right of Indemnification.  Notwithstanding anything to the contrary in this Agreement, except as set forth in Section 12 of this Agreement, the Company shall not indemnify Indemnitee in connection with a Proceeding (or part thereof) initiated by Indemnitee unless the initiation thereof was approved by the Board of Directors of the Company. Notwithstanding anything to the contrary in this Agreement, the Company shall not indemnify Indemnitee to the extent prohibited by law or to the extent Indemnitee is reimbursed from the proceeds of insurance, and in the event the Company makes any indemnification payments to Indemnitee and Indemnitee is subsequently reimbursed from the proceeds of insurance, Indemnitee shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement.

6.                                      Indemnification of Expenses.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. Without limiting the foregoing, if any Proceeding or any claim, issue or matter therein is disposed of, on the merits or otherwise (including a disposition without prejudice), without (a) the disposition being adverse to the Indemnitee, (b) an adjudication that the Indemnitee was liable to the Company, (c) a plea of guilty or nolo contendere by the Indemnitee, (d) an adjudication that the Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and (e) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, Indemnitee shall be considered for the purposes of this Agreement to have been successful with respect thereto. In addition, notwithstanding any other provision contained in this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness to any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified and held harmless from all Expenses actually and reasonable incurred by Indemnitee in connection therewith.

7.                                      Notification and Defense of Claim.  As a condition precedent to Indemnitee’s right to be indemnified, Indemnitee agrees to notify the Company in writing as soon as reasonably practicable of any Proceeding for which indemnity will or could be sought by Indemnitee and provide the Company with a copy of any summons, citation, subpoena, complaint, indictment, information or other document relating to such Proceeding with which Indemnitee is served; provided, however, that the failure to give such notice shall not relieve the Company of its obligations to Indemnitee under this Agreement, except to the extent, if any, that the Company is actually prejudiced by the failure to give such notice. With respect to any Proceeding of which the Company is so notified, the Company will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal

4

counsel reasonably acceptable to Indemnitee. After notice from the Company to Indemnitee of its election so to assume such defense, the Company shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this Section 7. Indemnitee shall have the right to employ Indemnitee’s own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (a) the employment of counsel by Indemnitee has been authorized by the Company, (b) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Company and Indemnitee in the conduct of the defense of such Proceeding or (c) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Company, except as otherwise expressly provided by this Agreement. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (b) above. The Company shall not be required to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold its consent to any proposed settlement.

8.                                      Advancement of Expenses. Any Expenses incurred by Indemnitee in connection with any such Proceeding to which Indemnitee was or is a witness or a party or is threatened to be a party by reason of his or her Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith shall be paid by the Company in advance of the final disposition of such matter; provided, however, that the payment of such Expenses incurred by the Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company as authorized in this Agreement; and further provided that no such advancement of Expenses shall be made if it is determined that (a) Indemnitee did not act in good faith and in a manner Indemnitee reasonably believes to be in, or not opposed to, the best interests of the Company, or (b) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. If, pursuant to the terms of this Agreement, Indemnitee is not entitled to be indemnified with respect to such Proceeding, then such Expenses shall be paid within sixty (60) days after the receipt by Indemnitee of the written request by the Company for the Indemnitee to make payments to the Company.

9.                                      Procedure for Indemnification.  In order to obtain indemnification pursuant to Sections 3, 4 or 6 of this Agreement, Indemnitee shall submit to the Company a written request, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification or advancement of Expenses. Any such indemnification or advancement of Expenses shall be made promptly, and in any event within sixty (60) days after

5

receipt by the Company of the written request of the Indemnitee, unless with respect to requests under Section 3 or 4 of this Agreement, the Company determines within such 60-day period that such Indemnitee did not meet the applicable standard of conduct set forth in Section 3 or 4, as the case may be. Except as otherwise provided in Section 11 of this Agreement, such determination, and any determination pursuant to Section 8 of this Agreement that advanced Expenses must be repaid to the Company, shall be made in each instance (a) by a majority vote of the directors of the Company consisting of persons who are not at that time parties to the Proceeding (“Disinterested Directors”), whether or not a quorum is then present, (b) by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, whether or not a quorum is then present, (c) if there are no Disinterested Directors, or if Disinterested Directors so direct, by independent legal counsel (who may, to the extent permitted by applicable law, be regular legal counsel to the Company) in a written opinion or (d) by the stockholders.

10.                               Contribution in the Event of Joint Liability.

(a)                                 The Company shall not enter into any settlement of any Proceeding on behalf of Indemnitee in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee or Indemnitee is otherwise fully indemnified against such liability.

(b)                                 If, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement (provided that the Company consents in writing to such settlement, such consent not to be unreasonably withheld or delayed), actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by (i) the Company and all officers, directors or employees of the Company and other persons to whom the Company is providing indemnification (other than Indemnitee) who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and (ii) Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of (i) the Company and all officers, directors or employees of the Company and other persons to whom the Company is providing indemnification (other than Indemnitee) who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and (ii) Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered.  The relative fault of (i) the Company and all officers, directors or employees of the Company and other persons to whom the Company is providing indemnification (other than Indemnitee) who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and (ii) Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by

6

intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(c)                                  The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee, provided such indemnification would otherwise be permissible pursuant to this Agreement.

11.                               Change in Control.  The Company agrees that if there is a Change in Control, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments or advance Expenses under this Agreement or any other agreement or the Articles, By-laws, the Company shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed).  Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

12.                               Remedies.  The right to indemnification and immediate advancement of Expenses as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. Unless otherwise required by law, the burden of proving that indemnification is not appropriate shall be on the Company. Neither the failure of the Company to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company pursuant to Section 9 that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s expenses (of the type described in the definition of “Expenses” in Section 2(c)) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such Proceeding also shall be indemnified by the Company.

13.                               Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines penalties or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which Indemnitee is entitled.

14.                               Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Expenses, judgments, penalties, fines, amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this

7

Agreement, in such proportion in order to reflect (a) the relative benefits received by the Company or Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officer, employees and agents) or Indemnitee in connection with such event(s) and/or transaction(s).

15.                               Subrogation.  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

16.                               Term of Agreement.  This Agreement shall continue until and terminate upon the later of (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or, at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; (b) the expiration of all applicable statute of limitations periods for any claim which may be brought against Indemnitee in a Proceeding as a result of his or her Corporate Status; or (c) the final termination of all Proceedings pending on the date set forth in clauses (a) or (b) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement relating thereto.

17.                               Indemnification Hereunder Not Exclusive.  The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles, By-Laws, any other agreement, any vote of stockholders or disinterested directors, the applicable law of the State of Nevada, and any other law (common or statutory) or otherwise, both as to action in Indemnitee’s official corporate capacity and as to action in another capacity while holding office for the Company. Except as required by applicable law, the Company shall not adopt any amendment to the Articles or By-laws the effect of which would be to deny, diminish or encumber the Indemnitee’s right to indemnification under this Agreement.

18.                               Liability Insurance and Funding.  For the duration of Indemnitee’s service as a director and/or officer of the Company and for a reasonable period of time thereafter, which such period shall be determined by the Company in its sole discretion, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company, and, if applicable, that is substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance.  Upon reasonable request, the Company shall provide Indemnitee or his or her counsel with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.  In all policies of directors’ and officers’ liability insurance obtained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy.  Notwithstanding the foregoing, (a) the Company may, but shall not be required to, create a trust fund, grant a security

8

interest or use other means, including, without limitation, a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement and (b) in renewing or seeking to renew any insurance hereunder, the Company will not be required to expend more than two (2) times the premium amount of the immediately preceding policy period (equitably adjusted if necessary to reflect differences in policy periods).

19.                               Intent.  This Agreement is intended to be broader than any statutory indemnification rights applicable under Nevada law and shall be in addition to any other rights the Indemnitee may have under the Articles, By-laws, applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Articles, By-laws, applicable law or this Agreement, it is the intent of the parties that the Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. In the event of any change in applicable law, statute or rule which narrows the right of a Nevada corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations under this Agreement.

20.                               Attorney’s Fees and Other Expenses to Enforce Agreement.  In the event that the Indemnitee is subject to or intervenes in any action, suit or proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement the Indemnitee, if he or she prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against any actual expenses for attorneys’ fees and disbursements reasonably incurred by the Indemnitee.

21.                               Effective Date.  The provisions of this Agreement shall cover claims, actions, suits or proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. The Company shall be liable under this Agreement, pursuant to Sections 3 and 4 of this Agreement, for all acts of the Indemnitee while serving as a director and/or officer, notwithstanding the termination of the Indemnitee’s service, if such act was performed or omitted to be performed during the term of the Indemnitee’s service to the Company.

22.                               Savings Clause.  If this Agreement or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

23.                               Counterparts; Facsimile Signatures.  This Agreement may be executed in counterparts, of which together shall constitute the original instrument. This Agreement may be executed by facsimile signatures.

9

24.                               Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of the Company’s assets or business or into which the Company may be consolidated or merged, and shall inure to the benefit of the Indemnitee and his/her spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representations. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.

25.                               Headings.  The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

26.                               Modification and Waiver.  This Agreement may be amended from time to time to reflect changes in applicable law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement nor shall any such waiver constitute a continuing waiver.

27.                               Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally or by confirmed facsimile or email, one (1) day after being sent by nationally recognized courier service, or three (3) days after being sent by prepaid certified or registered mail, to the following address of the party to be noticed as set forth in this Agreement:

(a)                                 if to the Indemnitee, to:

Facsimile:
E-mail:

(b)                                 if to the Company, to:

RestorGenex Corporation
2150 E. Lake Cook Road, Suite 750
Buffalo Grove, Illinois 60089
Attention: Chief Executive Officer
Facsimile:
E-mail:

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

10

28.                               Governing Law.  This Agreement is governed by and is to be construed in accordance with the laws of the State of Nevada without giving effect to any provisions thereof relating to conflict of laws.

29.                               Enforcement.  The Company expressly confirms and agrees that it has entered into this Agreement in order to induce Indemnitee to serve or continue to serve as director and/or officer of the Company and acknowledges that Indemnitee is relying upon this Agreement in agreeing to serve or continuing to serve in such capacity.

[Remainder of page intentionally left blank; signature page follows.]

11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the day and year first above written.

RESTORGENEX CORPORATION

By:
Name:	Stephen M. Simes
Title:	Chief Executive Officer

INDEMNITEE:

[Name of Director/Officer]

12